UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING

MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Second Amendment to the Actuant Corporation 2009 Omnibus Incentive Plan

On January 15, 2013, at the annual meeting of shareholders of Actuant Corporation (the “Company”), the shareholders of the Company approved the Second Amendment to the Actuant Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan Amendment,” and such plan, as amended, the “2009 Omnibus Plan”). The Omnibus Plan Amendment, among other things, increases the aggregate number of shares of the Company’s Class A Common Stock, par value $.20 per share (“common stock”) issuable under the 2009 Omnibus Plan from 5,400,000 to 9,400,000 shares. The Omnibus Plan Amendment was previously approved by the Company’s Board of Directors (the “Board”) on October 17, 2012, subject to shareholder approval. The summary of the 2009 Omnibus Plan set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Omnibus Plan, a conformed copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Purpose of the 2009 Omnibus Plan. The purpose of the 2009 Omnibus Plan is to provide key employees (including officers) of the Company and its subsidiaries and affiliates and its directors with the opportunity to acquire shares of common stock or to receive stock-based compensation based on long-term economic performance of the Company.

Administration. The 2009 Omnibus Plan is administered by the Compensation Committee of the Board (the “committee”). The 2009 Omnibus Plan gives the committee discretion to make awards under the 2009 Omnibus Plan, to determine the type, size and the terms of awards, to determine the criteria for vesting and exercisability, to establish rules for the administration of the 2009 Omnibus Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2009 Omnibus Plan.

The committee may, to the extent permitted by applicable law, delegate to one or more of the Company’s executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2009 Omnibus Plan and to determine the amount and types of awards granted to individuals who are so selected.

Eligibility. Substantially all employees of the Company and its subsidiaries and affiliates, together with its directors, are eligible to participate in the 2009 Omnibus Plan. Currently, holders of share based awards include seven non-employee directors and approximately 550 other employees (including executive officers). The number of participating employees is expected to increase over time based upon the future growth and needs of the Company.

Shares Available for Awards. Immediately following the receipt of shareholder approval of the Omnibus Plan Amendment as of January 15, 2013, of the 9,400,000 shares authorized under the 2009 Omnibus Plan, plus shares of common stock subject to awards outstanding under prior stock plans that have become available for future grant under the 2009 Omnibus Plan (as described below, because they are forfeited or cancelled), 6,782,337 shares are subject to awards outstanding and 4,566,394 shares are available for future grant under the 2009 Omnibus Plan. Grants of stock options and stock appreciation rights reduce the number of shares available for issuance under the 2009 Omnibus Plan by an equal amount of the award grant. As a result of the Omnibus Plan Amendment, upon a grant of awards of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of common stock, the number of shares available for issuance under the 2009 Omnibus Plan will be reduced by 1.87 times the number of shares subject to such awards (was 1.71 times prior to the First Amendment to the 2009 Omnibus Plan and 1.38 prior to the Second Amendment to the 2009 Omnibus Plan). Shares delivered under the 2009 Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by the Company.

Shares reserved for awards under the 2009 Omnibus Plan or the Company’s prior stock plans that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the 2009 Omnibus Plan. The rate at which shares will be added back to the plan if restricted stock, restricted stock units or other similar awards (whether performance-based or time vested) or unrestricted grants of shares of common stock expire, are canceled or are otherwise forfeited, will be 1.87 times the number of shares subject to such awards, for stock granted from and after January 15, 2013. Shares underlying previously granted awards that become available for future grant are added back to the plan, in an amount determined in accordance with the fungible ratio that was utilized when the award was initially granted. Substitute awards may be granted under the 2009 Omnibus Plan in substitution for stock and stock-based awards held by employees or other service providers of an acquired company in a merger, acquisition or consolidation. Substitute awards will not count against the share limit under the 2009 Omnibus Plan.

Individual Limits. In any calendar year, an eligible employee or director may receive, under the 2009 Omnibus Plan, stock options or stock appreciation rights with respect to no more than 500,000 shares of common stock. In addition, in any calendar year, an eligible employee or director may receive restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (whether performance-based or time-vested) with respect to no more than 250,000 shares of common stock.

Adjustments. The aggregate number of shares under the 2009 Omnibus Plan, the type of shares as to which awards may be granted, the exercise price of and number and type of shares covered by each outstanding award and the performance standards applicable to awards are subject to adjustment in the event of a stock dividend, extraordinary distribution, recapitalization or certain other corporate transactions. The committee also has the authority to substitute or exchange any or all outstanding awards or to make a cash payment in respect of such awards in the case of certain corporate transactions.

Types of Awards. The 2009 Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2009 Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options. The 2009 Omnibus Plan prohibits the repricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. The base price of a stock appreciation right may not be less than 100% of the fair market value of common stock on the date of grant and the term may not be longer than 10 years. Stock appreciation rights will only be settled in shares of common stock. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited. Restricted stock awards that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become fully vested earlier than three years from the date of grant and awards that are based upon the achievement of performance factors will not become fully vested prior to one year from the date of grant.

During the restricted period, the holder of restricted stock has the right to vote the shares of restricted stock but will not have the right to receive dividends with respect to such shares, unless, in each case, otherwise provided for by the committee.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit will be forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividend equivalents on the underlying common stock.

Other Equity-Based Awards. The 2009 Omnibus Plan also authorizes the committee to grant other types of equity-based compensation, including deferred stock units, unvested shares, and other awards that are convertible into common stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Vesting and Performance Objectives. Awards under the 2009 Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the committee as vesting conditions may be based on any one of the following performance goals or combination thereof which may be applicable on a company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures: increasing the Company’s net sales; achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share); achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, one of its affiliates, or a business unit; achieving a target return on the Company’s (or one of its affiliate’s) sales, revenues, capital, assets, or shareholders’ equity; maintaining or achieving a target level of appreciation in the price of shares of common stock; increasing the Company’s (or one of its affiliate’s) market share to a specified target level; achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period; achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period; achieving specified reductions in costs or targeted levels in costs; achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; achieving a level of cash flow; introducing one or more products into one or more new markets; acquiring a prescribed number of new customers in a line of business; achieving a prescribed level of productivity within a business unit; completing specified projects within or below the applicable budget; completing acquisitions of other businesses or integrating acquired businesses; and expanding into other markets.

Performance goals may be absolute in their terms or measured against or in relationship to other companies or other external or internal measures and may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

The committee may, in its discretion, also grant awards based on performance objectives other than those described above. If the committee grants these awards, they will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code unless and until such performance objectives are approved by the Company’s shareholders.

Nontransferability. In general, awards under the 2009 Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members or one or more partnerships of which family members are the only partners.

Change in Control. The committee will determine the treatment of outstanding awards granted under the 2009 Omnibus Plan in connection with any transaction or transactions resulting in a change in control.

Withholding. The Company is authorized to withhold from any award granted and any payment relating to any award under the 2009 Omnibus Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through the Company withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. The Board may amend or terminate the 2009 Omnibus Plan at any time. Future amendments to the 2009 Omnibus Plan that increase the total number of shares of common stock that may be granted, increase the maximum number of shares of common stock that may be issued to any individual participant or amend the provision that prohibits repricing of options or stock appreciation rights will not be effective unless approved by the Company’s shareholders. Without the consent of an affected participant, no action may adversely affect in a material manner any right of such participant under any previously granted award.

Effective Date and Duration. The 2009 Omnibus Plan’s effective date is November 6, 2008. No awards will be granted under the 2009 Omnibus Plan more than 10 years after the 2009 Omnibus Plan’s effective date.

Actuant Corporation Executive Officer Bonus Plan

On January 15, 2013, at the annual meeting of shareholders of the Company, the shareholders of the Company approved the Actuant Corporation Executive Officer Bonus Plan (the “Bonus Plan”), for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally provides that the Company may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Performance based compensation may be exempt from this limit where, among other requirements, shareholders re-approve certain executive compensation plans every five years for compensation awarded under such plans to be eligible to qualify as exempt performance-based compensation. The summary of the Bonus Plan set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Plan, a conformed copy of which is filed as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Eligibility. The persons eligible to participate in the Bonus Plan are key employees (including elected officers) who are or in the opinion of the committee may be “covered employees” for purposes of Section 162(m). All of the Company’s executive officers are eligible to participate in the Bonus Plan and the Company currently has 10 executive officers.

The Committee. The Bonus Plan is administered by the committee, which consists solely of two or more members of the Board who are “outside directors” within the meaning of Section 162(m). The committee has the sole authority to establish and administer the business criteria and performance targets and the responsibility of determining the time or times at which and the form and manner in which bonuses are paid (which may include elective or mandatory deferral alternatives) and is otherwise responsible for the administration of the Bonus Plan.

Subject to the limitations of the Bonus Plan and compliance with Section 162(m), the committee has the authority to accelerate payment of a bonus (after the attainment of the applicable performance targets) and to waive restrictive conditions for a bonus (including any forfeiture conditions, but not performance targets), in such circumstances as the committee deems appropriate. The committee has the authority to provide under the terms of an award that payment or vesting will be accelerated upon the death or disability of a participant, a change in control of the Company, or upon termination of the participant’s employment without cause or as a constructive termination, as and in the manner provided by the committee, subject to such provision not causing the award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally.

Business Criteria. The business criteria applicable to an award may be established with respect to the Company or any applicable subsidiary, division, segment, or unit, on a consolidated or separate basis. Performance targets may be based on one or more of the following business criteria: combined management measure (i.e., EBITA or divisional profit less an asset carrying charge), diluted earnings per share, divisional profit, EBITA, EBITDA, free cash flow, net assets employed, profit margin, return on assets, return on equity, return on net assets, revenues, stock appreciation, revenue growth and total shareholder return.

Bonus. The committee will establish the specific performance targets with respect to an award while the performance relating to the performance targets remains substantially uncertain within the meaning of Section 162(m) and in no event more than 90 days after the commencement of the applicable fiscal year. Each participant may receive a bonus only if the performance targets established by the committee for the award, relative to the applicable business criteria, are attained in the applicable fiscal year. Notwithstanding the fact that the performance targets have been attained, the committee may, in its sole discretion, decide to pay a bonus of less than the amount determined by the formula or standard established by the committee. The maximum aggregate bonus that may be paid pursuant to all awards granted in any fiscal year to any one executive under the Bonus Plan is three times such executive’s base salary for that fiscal year.

Adjustments. To preserve the intended incentives and benefits of an award, the committee will (a) adjust performance targets or other features of an award to reflect any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or any material portion of the Company), (b) calculate performance targets without regard to any change in accounting policies or practices affecting the Company and/or the business criteria or performance targets, and (c) adjust the business criteria and performance targets or other features of an award to reflect the effects of any special charges to the Company’s earnings, in each case only to the extent consistent with generally accepted accounting principles and the requirements of Section 162(m) to qualify such award as performance-based compensation.

Deferred Amounts. Subject to compliance with Section 162(m) and the terms of the Bonus Plan, the committee may provide a participant the opportunity to elect to defer the payment of any bonus under a nonqualified deferred compensation plan maintained by the Company. In the case of any deferred payment of a bonus after the attainment of the applicable performance targets, any amount in excess of the amount otherwise payable will be based on the interest rates or rates of return determined in accordance with the Bonus Plan.

Amendments. The committee may, at any time, terminate or, from time to time, amend, modify or suspend the Bonus Plan, in whole or in part. Notwithstanding the foregoing, no amendment may be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable rules of Section 162(m).

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Actuant Corporation (the “Company”) was held January 15, 2013. At the Annual Meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Robert C. Arzbaecher	64,651,611	1,626,363	1,951,808
Gurminder S. Bedi	65,374,955	903,018	1,951,808
Gustav H.P. Boel	65,755,376	522,597	1,951,808
Thomas J. Fischer	65,051,124	1,226,849	1,951,808
William K. Hall	64,770,287	1,507,686	1,951,808
R. Alan Hunter, Jr.	65,308,322	969,652	1,951,808

Robert A. Peterson	65,328,988	948,985	1,951,808
Holly A. Van Deursen	65,277,608	1,000,365	1,951,808
Dennis K. Williams	65,393,251	884,722	1,951,808

The following reflects voting for matters other than the election of directors brought for vote at the Annual Meeting.

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Advisory vote on the compensation of the Company’s Named Executive Officers	65,441,680	716,238	120,055	1,951,808
Approve amendment to the Actuant Corporation 2009 Omnibus Incentive Plan	60,440,609	5,641,901	195,462	1,951,808
Approval of the Company’s Executive Officer Bonus Plan	64,923,387	1,112,411	242,175	1,951,808
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	66,608,157	1,573,131	48,493	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Actuant Corporation 2009 Omnibus Incentive Plan, conformed to reflect the Second Amendment thereto.

99.2	Actuant Corporation Executive Officer Bonus Plan (filed as Exhibit B to the definitive proxy statement dated December 3, 2012 relating to the Company’s annual meeting of shareholders held on January 15, 2013 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION (Registrant)

Date: January 17, 2013	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and Chief Financial Officer